Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

SMART Global Holdings Completes the Acquisition of Cree LED

Global Provider of Specialty Solutions Expands into Specialty LED Lighting

NEWARK, Calif., – March 1, 2021 – SMART Global Holdings, Inc. (“SGH” or “SMART” or the “Company”) (NASDAQ: SGH), today announced that it has completed its acquisition of Cree, Inc.’s (NASDAQ:CREE) Cree LED Products business unit (“Cree LED”).

“The closing of our acquisition of Cree LED represents an important milestone in our growth and diversification strategy,” said Mark Adams, President & CEO of SMART Global Holdings. “Cree LED’s focus on specialty lighting fits well with our other specialty businesses in computing and memory. Cree LED brings outstanding customer relationships, industry leading technology and product development capabilities, plus expansive R&D expertise and strong IP with more than 2,000 patents. In addition, we feel the Cree LED acquisition represents great value for our shareholders offering strong margins and cash flow while being accretive to our non-GAAP EPS. We are excited to welcome the global team members at Cree LED to the SGH family.”

Cree LED will operate as the Cree LED business unit of SGH and will be led by Claude Demby as Senior Vice President (SVP) and President of Cree LED. Mr. Demby most recently served as SVP and General Manager of Cree LED. He joined Cree in 2014 and has held a number of leadership positions including VP Business Development, VP and GM of the LED Chips and Materials business, and SVP of Corporate Development. He brings more than 25 years of executive leadership experience across the LED, automotive, aerospace and materials technology industries.

“Today Cree LED embarks on an exciting new chapter as part of SGH,” commented Mr. Demby, SVP and President of Cree LED. “Leveraging SGH’s successful track record of integrating companies and unlocking margin and revenue growth, we look forward to continuing to deliver best-in-class specialty lighting solutions.”

SGH will review the Cree LED acquisition in more detail during its next quarterly earnings call to discuss second quarter fiscal 2021 financial results in late March. Details on the date and dial-in information for the call will be released prior to the call date.

Forward-Looking Statements
This release contains "forward-looking statements" including among other things, statements regarding future events and the future financial performance of SMART. These statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including but not limited to: unforeseen issues in completing the carveout of Cree LED from Cree, Inc. and in the integration of Cree LED into SMART; unforeseen issues in the execution of Cree LED’s margin expansion plans; changes in the availability of supply of materials and components; fluctuations in material costs; negative reaction to the transaction by customers, suppliers and other business partners; business and economic conditions and growth trends in the technology and lighting industries, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; disruptions in our operations or in global markets as a result of the outbreak of COVID-19; changes in trade regulations or adverse developments in international trade relations and agreements; changes in currency exchange rates; overall information technology spending; appropriations for government spending; the success of our strategic initiatives including additional investments in new products, additional capacity and acquisitions; the DRAM market and the temporary and volatile nature of pricing trends; deterioration in customer relationships; production or manufacturing difficulties; competitive factors; technological changes; difficulties with or delays in the introduction of new products; slowing or contraction of growth in the memory market in Brazil; reduction in or termination of incentives for local manufacturing in Brazil; changes to applicable tax regimes or rates; prices for the end products of our customers; strikes or labor disputes; deterioration in or loss of relations with any of our limited number of key vendors; changes in the availability of supply of materials, components or memory products; the inability of our Penguin Computing subsidiary to obtain and retain security clearances to expand its government business; and other factors and risks detailed in SMART’s filings with the Securities and Exchange Commission. Such factors and risks as outlined above and in such filings may not constitute all factors and risks that could cause actual results of SMART to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. SMART and its subsidiaries operate in a continually changing business environment and new factors emerge from time to time. SMART cannot predict such factors, nor can it assess the impact, if any, from such factors on SMART or its subsidiaries’ results. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and SMART does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release, except as required by law.

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About SMART Global Holdings – SGH
SGH is comprised of business units that are leading designers and manufacturers of electronic products focused on computing, memory and LED lighting technologies. These businesses specialize in application-specific product development and support for customers in enterprise, government and OEM sales channels.

Customers rely on SGH businesses as their strategic suppliers providing exceptional customer service, product quality, and technical support with engineering, sales, manufacturing, supply chain and logistics capabilities that span the globe. SGH’s businesses support customers in communications, storage, networking, mobile, industrial automation, IoT and industrial IoT, government, military, computing including edge and high performance computing, and LED lighting markets. SGH businesses operate in three primary areas: specialty compute and storage solutions, specialty memory products including Brazil, and LED lighting.

For more information about SGH business units, visit: SMART Modular Technologies; SMART Embedded Computing; SMART Wireless Computing; SMART Supply Chain Services; Penguin Computing; Cree LED.

Investor Contact:
Suzanne Schmidt
Investor Relations for SMART Global Holdings, Inc.
(510) 360-8596
ir@smartm.com

PR Contact:

Maureen O’Leary

Senior Manager Marcom and PR, SMART Modular Technologies
+1 (602) 330-6846
maureen.o’leary@smartm.com